Exhibit 5

Schlumberger N.V. (Schlumberger Limited) 5599 San Felipe Houston, Texas 77056 United States of America
Concertgebouwplein 5 1071 LL Amsterdam The Netherlands T + 31 20 577 60 80 F + 31 20 577 60 88 stvb.amsterdam@stvb.com

29 April 2024

Ladies and Gentlemen:

We have acted as legal counsel to Schlumberger N.V. (also referred to as Schlumberger Limited), a limited liability company organized under the laws of Curaçao (“SLB”), in connection with the preparation of the filing by SLB of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of common stock, par value $0.01 per share of SLB (the “Shares”) to be issued in connection with the merger of Sodium Merger Sub, Inc., a wholly owned subsidiary of SLB (“Merger Sub”), with and into ChampionX Corporation (“ChampionX”), pursuant to the Agreement and Plan of Merger dated as of 2 April 2024 among SLB, Sodium Holdco, Inc., an indirect wholly owned subsidiary of SLB (“Holdco”), and Merger Sub (the “Merger Agreement”). Certain legal matters in connection with the Shares are being passed on for you by us. At your request, this opinion is being furnished for filing as Exhibit 5 to the Registration Statement.

We have examined and relied upon (i) the articles of incorporation and the bylaws of SLB, each as presently in effect, (ii) an extract obtained online on 26 April 2024 from the Curaçao Commercial Register relating to the registration of SLB, (iii) a certified copy of the resolutions of the board of directors of SLB as attached to the secretary’s certificate dated 26 April 2024 with respect to the issuance of the Shares to ChampionX and (iv) the Registration Statement. We have familiarized ourselves with the matters discussed in the Registration Statement; and have examined all statutes and other records, instruments and corporate documents pertaining to SLB and the matters discussed in the Registration Statement that we deem necessary to examine for the purpose of this opinion. We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Curaçao	Amsterdam	New York

StvB Advocaten (Europe) N.V. – Commercial Registers Amsterdam: 27173347 – Curaçao: 79280

In rendering this opinion, we have assumed that prior to the issuance of any of the Shares (i) the Registration Statement will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded, (ii) the stockholders of ChampionX will have adopted the Merger Agreement, and (iii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied and such transactions are consummated.

In rendering the following, we are opining on the matters hereinafter referred to, only insofar as they are governed by the laws of Curaçao as currently in effect and as they are interpreted under presently published case law of Curaçao, including the Supreme Court of the Netherlands (Hoge Raad der Nederlanden).

Based upon and subject to the foregoing and subject to the qualifications set forth below and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1.  The Shares have been duly authorized by all necessary corporate action on the part of SLB.

2. Upon issuance and delivery in accordance with the terms and conditions of the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

This opinion is strictly limited to the matters stated herein and may not read as extending by implication to any matters not specifically referred to herein, including tax matters.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we hereby consent to the reference of us under the caption “Legal Matters” in the proxy statement/prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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